Principal Life Insurance Company
P.O. Box 10431
Des Moines, IA 50306-0431

Principal Variable Individual Universal Life Income IV Supplemental Application

THIS APPLICATION IS TO BE ATTACHED TO AND MADE PART OF THE POLICY.

1. Print full name of Proposed Insured(s)	Policy Number(s)
Print full name of Owner	Print full name of Joint Owner

2. Complete the following sections for:

	Required Sections	Optional Sections
A. New Business	1, 3, 4, 8	5, 6
B. Term Conversions	1, 3, 4, 8	5, 6
C. Adding/Changing Dollar Cost Averaging or Automatic Portfolio Rebalancing	1, 6, 8	(N/A)

- **An explanation of policy benefits, including death benefits, policy values and surrender values is available upon request.**
- **Policy values may increase or decrease in accordance with the experience of the Separate Account.**
- **The amount or duration of the death benefit may vary under conditions specified in the policy.**
- **Certain products as well as Separate Account Divisions or Fixed Accounts may impose restrictions. Refer to section 7 of this form below for details.**

3. **Your Investment Goals (Suitability):**
We collect this information to better serve your needs and to help determine whether an investment is right for you. The Registered Representative is required to determine the suitability of this sale. *If Joint Account, financial and suitability information can be combined.* ***(Corporate/Trust Applicants must also complete areas designated*)***

If purchasing a Variable Life Product, your primary investment objective must be Death Benefit

SELECT ONE OPTION IN EACH AREA BELOW

In addition to my primary objective of, death benefit protection, my secondary Investment Objective* is (if any): ☐ Capital Preservation ☐ Growth ☐ Tax Advantaged ☐ Income ☐ Income & Growth	**Risk Tolerance*** ☐ Low ☐ High ☐ Moderate
Investment Experience *(years)* ☐ 0 - 5 ☐ 11 or more ☐ 6 - 10	**Estimated Annual Income*** ☐ $0 - $24,999 ☐ $250,000 - $499,999 ☐ $25,000 - $49,999 ☐ $500,000 - $1 million ☐ $50,000 - $99,999 ☐ over $1 million ☐ $100,000 - $249,999
Federal Income Tax Bracket (Person)* ☐ 10% ☐ 12% ☐ 22% ☐ 24% ☐ 32% ☐ 35% ☐ 37+% Federal Income Tax Bracket (Entity)* ☐ 21%	**Net Worth*** ***(not including residence)*** ☐ $0 - $24,999 ☐ $250,000 - $499,999 ☐ $25,000 - $49,999 ☐ $500,000 - $1 million ☐ $50,000 - $99,999 ☐ over $1 million ☐ $100,000 - $249,999

AA 4939 NY (06/21) *This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.* Page 1 of 6

4. **Premium Allocation and Monthly Policy Charges:**

Premium Allocation

☐ Allocate premium among the Separate Account Divisions and/or Fixed Account using the chart below.

☐ I plan to re-allocate premium among the Separate Account Divisions and/or Fixed Account on delivery of the policy.

Monthly Policy Charge

Monthly policy charges will be allocated in the same manner as premiums unless otherwise noted below.
The Company will withdraw the monthly policy charge from the policy value in the following way (check one):

☐ Prorated based on the balance of the owner's investment accounts.

☐ As below:

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Variable UL Income IV Product	Monthly Policy Charge %
Fixed DCA Account *(must allocate a minimum of $1000 and complete the Fixed DCA Account Allocation in Section 5)*		
Short-Term Fixed Income		
Fixed Account		
Fidelity VIP Government Money Market		
Short-Term Income		
Fixed Income		
American Century VP Inflation Protection		
Calvert Investment Grade Bond Index		
Core Plus Bond		
Fidelity VIP High Income		
Government & High Quality Bond		
Templeton Global Bond VIP		
Balanced / Asset Allocation		
American Funds Insurance Series Global Balanced Fund		
Fidelity VIP Total Market Index		
LifeTime 2010		
LifeTime 2020		
LifeTime 2030		
LifeTime 2040		
LifeTime 2050		
LifeTime 2060		
LifeTime Strategic Income		
SAM Balanced Portfolio		
SAM Conservative Balanced Portfolio		
SAM Conservative Growth Portfolio		
SAM Flexible Income Portfolio		
SAM Strategic Growth Portfolio		
TOPS Managed Risk Balanced ETF		
TOPS Managed Risk Growth ETF		
TOPS Managed Risk Moderate Growth ETF		
Large U.S. Equity		
American Century VP Disciplined Core Value		
American Century VP Value		
American Funds Insurance Series Growth Fund		
American Funds Insurance Series Washington Mutual Investors		
Capital Appreciation		
Equity Income		
Fidelity VIP Contrafund		
Fidelity VIP Equity-Income		
Franklin Rising Dividends VIP		

AA 4939 NY (06/21) *This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.* Page 2 of 6

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Variable UL Income IV Product	Monthly Policy Charge %
***Large U.S. Equity** (continued)*		
Invesco American Franchise		
Invesco Core Equity		
Janus Henderson Forty		
LargeCap Growth I		
LargeCap S&P 500 Index		
Neuberger Berman AMT Sustainable Equity		
Putnam VT Growth Opportunities		
Small / Mid U.S. Equity		
AllianceBernstein Small/Mid Cap Value		
American Century VP Capital Appreciation		
American Century VP Mid Cap Value		
BNY Mellon IP MidCap Stock		
Calvert Russell 2000 Small Cap Index		
Calvert S&P MidCap 400 Index		
ClearBridge Mid Cap		
Delaware Small Cap Value		
DWS Small Mid Cap Value		
Fidelity VIP Extended Market Index		
Fidelity VIP Mid Cap		
Franklin Small Cap Value VIP		
Invesco American Value		
Invesco Main Street Mid Cap		
Invesco V.I. Main Street Small Cap		
Janus Henderson Enterprise		
Lord Abbett Series Fund Developing Growth		
MFS Blended Research Small Cap Equity		
MFS Mid Cap		
MFS New Discovery		
MFS New Discovery Value		
MidCap		
Real Estate Securities		
SmallCap		
International Equity		
AllianceBernstein International Value		
American Funds Insurance Series International Fund		
American Funds Insurance Series New World Fund		
Diversified International		
Fidelity VIP International Index		
Franklin Mutual Global Discovery VIP		
International Emerging Markets		
Wanger International		
Specialty		
Invesco Health Care		
Janus Henderson Global Technology and Innovation		
MFS Utilities		
VanEck Global Resources		

The sum of the percentages must equal 100%.		

If the total percentage is less than 100%, or a selected Division is not available for the product requested on the application, any shortage will be allocated to Fidelity VIP Government Money Market.

AA 4939 NY (06/21) *This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.* Page 3 of 6

5. **Fixed DCA Account Allocation**

Net Premiums allocated to the Fixed DCA Account earn interest at rates we determine. Interest rates on the Fixed DCA Account will likely be higher than interest rates on the Fixed Account. Funds are only transferred out of the Fixed DCA Account on a monthly basis over a 6-month or 12-month period.

Only 1 Fixed DCA Account can be in effect and must be chosen at issue. The sum of the percentages for all the divisions must equal 100%.

- Select a DCA Duration: ☐ 6 Month ☐ 12 Month
- **Transfer from Fixed DCA Account to:**

Division	Percent	Division	Percent
1. ______	______ %	5. ______	______ %
2. ______	______ %	6. ______	______ %
3. ______	______ %	7. ______	______ %
4. ______	______ %	8. ______	______ %

Allocation Percentages under the Fixed DCA Account will move to the Fidelity VIP Government Money Market Division for any premiums or Monthly Policy Charges effective after the DCA Duration.

6. **Scheduled Transfer Options:** You may choose Scheduled Transfers (Dollar Cost Averaging) and/or Automatic Portfolio Rebalancing. The sum of the percentages for all the divisions must equal 100%. (Whole Percentages Only)

☐ Scheduled Transfers – Allows for the transfer of money between Divisions and/or Fixed Account on a scheduled basis.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

Initial Transfer Date ____ / ____ / ______
(mm / dd / yyyy) (Not available on the 29th, 30th, or 31st of a month)

Transfer Out (-)			Transfer In (+)		
Division/Fixed Account	Amount	Percent	Division	Amount	Percent
1. ______	$ ______	______ %	1. ______	$ ______	______ %
2. ______	$ ______	______ %	2. ______	$ ______	______ %
3. ______	$ ______	______ %	3. ______	$ ______	______ %
4. ______	$ ______	______ %	4. ______	$ ______	______ %
5. ______	$ ______	______ %	5. ______	$ ______	______ %
6. ______	$ ______	______ %	6. ______	$ ______	______ %

☐ Automatic Portfolio Rebalancing - This feature allows for maintaining the investment allocation that was originally established. It allows for rebalancing annually, semi-annually, fiscal quarter or quarterly.

Select ONE option from each column. (Note: Rebalancing is not available for the Fixed Account.)

Start Date	Frequency	Allocation Percentages	
☐ Based on Policy Date	☐ Quarterly	☐ Based on Premium Allocation	
☐ Future Date, beginning	☐ Semi-annually	☐ Rebalance to these Divisions:	
____ / ____ / ______	☐ Annually	Division	Percent
(mm / dd / yyyy)	☐ Fiscal Quarter	1. ______	______ %
		2. ______	______ %
(Not available on the 29th, 30th, or 31st of a month)		3. ______	______ %
		4. ______	______ %
		5. ______	______ %
		6. ______	______ %

You may also elect to rebalance upon request if you contact the Home Office.

AA 4939 NY (06/21) Page 4 of 6

This completed document is for restricted use only.
No part may be copied nor disclosed without prior consent of Principal®.

AA 4939 NY (06/21) This completed document is for restricted use only. Page 5 of 6 No part may be copied nor disclosed without prior consent of Principal®. 7. Restrictions We reserve the right to limit premium payment and/or transfers allocated to the Fixed Account. We may defer payment of any cash surrender value or loan from the Fixed Account for a period of up to six months. Division Transfers. After the initial allocation of premiums, You may transfer amounts between the Divisions and/or the Fixed Accounts. You must specify the dollar amount or whole percentage to transfer from each Division. We reserve the right to reject transfer instructions from someone providing them for multiple Policies for which he or she is not the Owner. You may not make a transfer to the Fixed Account if: a transfer has been made from the Fixed Account to a Division within six months; or immediately after the transfer, the Fixed Account value would be more than $1,000,000 (without Our prior approval). Division Transfers-Unscheduled Transfers. You may make unscheduled transfers from a Division to another Division or to the Fixed Account. The minimum transfer amount is the lesser of $100 or the value of Your Division. We reserve the right to impose a transfer fee on each unscheduled transfer after the first unscheduled transfer in a Policy Year. For purposes of applying the transfer fee for unscheduled Division transfers, We will count all unscheduled Division transfers that occur in any one Valuation Period as one transfer. However, allocations of premium payments will not be counted as unscheduled Division transfers. Division Transfers-Scheduled Transfers. You may elect to have automatic transfers made out of one Division into one or more of the other Divisions and/or the Fixed Account. You choose the investment options, the dollar amount and timing of the transfers. There is no transfer fee on scheduled transfers. There is no charge for participation in the scheduled transfer program. Automatic transfers are made on a periodic basis. The amount of the transfer is:  the dollar amount You select (the minimum is the lesser of $100 or the value of the Division); or  a percentage of the Division value as of the date You specify (other than the 29th, 30th or 31st). You select the transfer date and the transfer frequency. If the selected date is not a Business Day, the transfer is completed on the next Business Day. The value of the Division must be equal to or more than $2,500 when Your scheduled transfers begin. We reserve the right to limit the number of Divisions from which simultaneous transfers are made. In no event will it be less than two. Fixed Account Transfers. You may transfer amounts by making either a scheduled or unscheduled Fixed Account transfer. You may not make both a scheduled and an unscheduled Fixed Account transfer in the same Policy Year. Fixed Account Transfers-Unscheduled Transfers. You may make one unscheduled Fixed Account to Division(s) transfer within the 30-day period following the Policy Date and following each policy anniversary. You must specify the dollar amount or percentage to be transferred (not to exceed 25% of the Fixed Account value as of the most recent policy anniversary). The minimum transfer amount must be at least $100 (or the entire value of Your Fixed Account if less). If Your Fixed Account value is less than $1,000, You may transfer up to 100% of Your Fixed Account. transfer(s). Fixed Account Transfers-Scheduled Transfers. You may make scheduled transfers on a monthly basis from the Fixed Account to Your Division(s). The value of Your Fixed Account must be equal to or more than $2,500 when Your scheduled transfers begin. We reserve the right to change this amount but it will never be more than $10,000. The amount of the transfer is:  the dollar amount You select (minimum of $50); or  a percentage of the Fixed Account value (the maximum amount of the transfer is 2% of the Fixed Account value as of the specified date) as of the date You specify which may be:  the later of the Policy Date or most recent policy anniversary date; or  the date the Company receives Your request. Transfers occur on a date You specify. If the specified date is not a Business Day, the transfer is completed on the next Business Day. Scheduled transfers continue until Your value in the Fixed Account has a zero balance or We receive Your Notice to stop them. If You stop the transfers, You may not start them again until six months after the last scheduled transfer.

AA 4939 NY (06/21) This completed document is for restricted use only. Page 6 of 6 No part may be copied nor disclosed without prior consent of Principal®. 8. Signature I have read this application, which will be attached to and become a part of the policy, and have had the opportunity to read the prospectuses. I authorize the instructions in this application. I have been given the opportunity to ask questions regarding this policy. All of the statements in this application are true and complete to the best of my knowledge and belief and are the basis of any life insurance issued. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. Print Name of Owner Print Name of Joint Owner Authorized Signature/Title of Authorized Person 2nd Authorized Signature (if joint)/ Title of Authorized Person To be completed by the Registered Representative*: *Registered Representative is an insurance agent. Signed at Signature City State Date